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Exhibit 23.1

               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33765) pertaining to the Equity Compensation Plan of Maritrans Inc. and in the Registration Statement (Form S-8 No. 333-79891) pertaining to the Maritrans Inc. Directors and Key Employees' Equity Compensation Plan of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Maritrans Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.




Tampa, Florida
March 10, 2004